As filed with the Securities and Exchange Commission on January 20, 1994
                                             Registration No. _____________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                            AMERICAN GENERAL CORPORATION
               (Exact name of registrant as specified in its charter)

                      TEXAS                            74-0483432
            (State of incorporation)      (I.R.S. Employer Identification No.)

       2929 Allen Parkway, Houston, Texas                 77019
    (Address of Principal Executive Offices)           (Zip Code)


             AMERICAN GENERAL CORPORATION 1984 STOCK AND INCENTIVE PLAN
               (AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 8, 1994)
                              (Full title of the plan)



                                 Jon P. Newton, Esq.
                      Senior Vice President and General Counsel
                      2929 Allen Parkway, Houston, Texas 77019
                                   (713) 522-1111
             (Name, address, and telephone number (including area code)
                                of Agent for Service)


                           Calculation of Registration Fee

                                         Proposed   Proposed
  Title of                               maximum    maximum
  securities            Amount           offering   aggregate    Amount of
  to be                 to be            price per  offering     registration
  registered            registered       share(1)   price        fee

  Common Stock,
  par value $.50     5,700,000 shares    $29.00    $165,300,000  $57,000


(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock for January 14, 1994, as published in The Wall Street Journal New York Stock Exchange Composite Transactions Listing.






                                       PART II



   Item 3.  Incorporation of Documents by Reference

   This registration statement incorporates herein by reference the following documents which have been filed (File No. 1-7981) with the Securities and Exchange Commission (the "Commission") by American General Corporation (the "registrant") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):

      1. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

      2. The registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993; June 30, 1993; and September 30, 1993.

      3. The registrant's Current Reports on Form 8-K dated February 4, 1993; March 5, 1993 (filed March 9, 1993); March 5, 1993 (filed March 11,
   1993); March  9, 1993; May  21, 1993;  August 3, 1993;  September 9,  1993;
   September 20, 1993; and November 29, 1993.

      4. The description of Common Stock of American General Corporation contained in the Registration Statement on Form 8-B dated June 25, 1980, as amended by Amendment No. 1 on Form 8 dated December 22, 1983.

      5. The description of American General Corporation preferred share purchase rights contained in the Registration Statement on Form 8-A dated July 31, 1989, as amended by Amendment No. 1 on Form 8 dated August 7, 1989.

   Each document filed by the registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

   Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


   Item 4.  Description of Securities

      Not Applicable.









Item 5.  Interests of Named Experts and Counsel

The validity of the shares of the registrant's Common Stock, par value $.50 ("CommonStock") issuable pursuant to the Plan hasbeen passed upon by Jon P. Newton, who is Senior Vice President and General Counsel of the registrant. Mr. Newton beneficially owns and has options to purchase shares of Common Stock, and he may be a participant in the Plan.


Item 6.  Indemnification of Directors and Officers

Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against certainjudgments, penalties (including excise and similar taxes), fines, amounts paid in settlement, and expenses (including court costs and attorneys'fees) actually incurred in connectionwith certain legal proceedings. In addition, Article VI of the registrant's Bylaws sets forth certain rights of the registrant's officers and directors to indemnification.

The registrant has placed in effect insurance coverage which purports (a) to insureit against certain costsof indemnification which maybe incurred by it pursuant to the aforementioned Bylaw provisions or otherwise, and (b) to insure the officers and directors of the registrant and of specified subsidiaries against certain liabilitiesincurred by them in thedischarge of their functions as officersand directors except for liabilitiesarising from their own malfeasance.


Item 7.  Exemption from Registration Claimed

Not Applicable.


Item 8.  Exhibits

The following documents are filed as a part of this registration statement or incorporated by reference herein:

  Exhibit
  Number                                      Description

     4.1 Article Four of Restated Articles of Incorporation of American General Corporation, as amended by Statement of Resolution establishing series of shares of Series A Junior Participating Preferred Stock of American General Corporation (incorporated herein by reference to Exhibit
              4.1 to Registration Statement of American General Corporation on Form S-3 dated January 24, 1990, Registration Statement No. 33-33115).

     4.2 Specimen certificate representing Common Stock of American General Corporation (incorporated herein by reference to
                 Exhibit 4.4 to Registration Statement of American General Corporation on Form S-14 dated November 21, 1983,
                 Registration Statement       No. 2-87974).

     4.3 Rights Agreement dated as of July 27, 1989 between American General Corporation and Texas Commerce Bank National Association (incorporated herein by reference to Exhibit 4 to Form 10-Q of American General Corporation for the quarter ended June 30, 1989, File No. 1-7981).

Exhibit
Number                                           Description


 4.4 First Amendment dated as of October 26, 1992 to Rights Agreement dated as of July 27, 1989 between American General Corporation and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.4 to Registration Statement of American General Corporation on Form S-3 dated November 15, 1993, Registration No. 33-51045).

 5 Opinion of Jon P. Newton, Senior Vice President and General Counsel of American General Corporation as to the validity of original issuance securities under the Plan.

23.1       Consent of Ernst & Young, Independent Auditors.

23.2 Consent of Jon P. Newton, Senior Vice President and General Counsel of American General Corporation, is contained in his opinion included herewith as Exhibit 5.

24 Powers of Attorney authorizing certain officers of the registrant to sign this registration statement, including amendments, on behalf of certain officers and the directors of American General Corporation.


Item 9.  Undertakings

The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that the undertakings  set forth in  paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.








      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Bylaws and other provisions summarized in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted against the registrant by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believethat it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 18, 1994.

                                    AMERICAN GENERAL CORPORATION


                                    By:   AUSTIN P. YOUNG
                                          Austin P. Young
                                          Senior  Vice President  and Chief
Financial Officer

Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                        Title                   Date


     HAROLD S. HOOK*           Chairman of the Board and   January 18, 1994
     (Harold S. Hook)            Chief Executive Officer


     AUSTIN P. YOUNG           Senior Vice President and   January 18, 1994
    (Austin P. Young)            Chief Financial Officer


     PAMELA J. PENNY           Controller                  January 18, 1994
    (Pamela J. Penny)


    J. EVANS ATTWELL*          Director
    (J. Evans Attwell)


    THOMAS D. BARROW*          Director
    (Thomas D. Barrow)


    BRADY F. CARRUTH*          Director
    (Brady F. Carruth)


 W. LIPSCOMB DAVIS, JR.*       Director

       (W. Lipscomb Davis, Jr.)

        Signature                        Title                   Date


    ROBERT M. DEVLIN*                    Director
    (Robert M. Devlin)


     LARRY D. HORNER*                    Director
    (Larry D. Horner)


  RICHARD J. V. JOHNSON*                 Director
 (Richard J. V. Johnson)


   ROBERT E. SMITTCAMP*                  Director
  (Robert E. Smittcamp)


     JAMES R. TUERFF*                    Director
    (James R. Tuerff)


*By:       JON P. NEWTON                                January  18, 1994
(Jon P. Newton, Attorney-in-fact)

                                  INDEX TO EXHIBITS



   Exhibit
   Number                                           Description


    4.1 Article Four of Restated Articles of Incorporation of American General Corporation, as amended by Statement of Resolution establishing series of shares of Series A Junior Participating Preferred Stock of American General Corporation (incorporated herein by reference to Exhibit 4.1 to Registration Statement of American General Corporation on Form S-3 dated January 24, 1990, Registration Statement No. 33-33115).

    4.2 Specimen certificate representing Common Stock of American General Corporation (incorporated herein by reference to Exhibit
              4.4 to Registration Statement of American General Corporation on Form S-14 dated November 21, 1983, Registration Statement No. 2-87974).

    4.3 Rights Agreement dated as of July 27, 1989 between American General Corporation and Texas Commerce Bank National Association (incorporated herein by reference to Exhibit 4 to Form 10-Q of American General Corporation for the quarter ended June 30, 1989, File No. 1-7981).

    4.4 First Amendment dated as of October 26, 1992 to Rights Agreement dated as of July 27, 1989 between American General Corporation and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.4 to Registration Statement of American General Corporation on Form S-3 dated November 15, 1993, Registration No. 33-51045).

    5 Opinion of Jon P. Newton, Senior Vice President and General Counsel of American General Corporation as to the validity of original issuance securities under the Plan.

   23.1       Consent of Ernst & Young, Independent Auditors.

   23.2 Consent of Jon P. Newton, Senior Vice President and General Counsel of American General Corporation, is contained in his opinion included herewith as Exhibit 5.

   24         Powers  of  Attorney  authorizing  Harold S.  Hook,  Michael  J.
              Poulos, and Kurt G. Schreiber to sign this registration statement, including amendments, on behalf of certain officers and the directors of American General Corporation.